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                                                                 EXHIBIT 23.4



                  CONSENT OF ROBERT W. BAIRD & CO. INCORPORATED


In connection with the proposed merger of Financial Management Services, Inc., Jefferson, Wisconsin into F & M Merger Corporation, a wholly owned subsidiary of F&M Bancorporation, Inc., in accordance with the Agreement of Merger and Reorganization among F&M Bancorporation, Inc., F&M Merger Corporation and Financial Management Services, Inc., the undersigned, acting as an independent financial advisor to the Board of Directors of Financial Management Services, Inc. hereby consents to the reference to our firm in the Post-Effective Amendment No. 2 to Form S-4 Registration Statement and Proxy Statement/Supplemental Prospectus included therein and the inclusion of our fairness opinion as an exhibit to the Registration Statement and Joint Proxy Statement/Supplemental Prospectus.

Dated: March 30, 1998


                                            ROBERT W. BAIRD & CO. Incorporated


                                            By: /s/ Bernard E. Adee
                                               ---------------------------------
                                                     Bernard E. Adee
                                                     First Vice President